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                         CONSULTING SERVICES AGREEMENT


THIS AGREEMENT, effective upon the closing of the merger between La/Cal Energy Partners and Patrick Petroleum Company (the "Closing Date"), is by and between Henry Goodrich ("Consultant") and Goodrich Petroleum Corporation ("Company") of 5847 San Felipe, Suite 700, Houston, Texas 77057.

WHEREAS, the parties hereto desire to confirm in writing their agreement concerning consulting services that may be provided by Consultant for the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recital set forth hereinabove, the parties hereto agree as follows:

1. The period covered by this agreement shall commence on the Closing Date and terminate upon the expiration of five years from the Closing Date.

2. Consultant agrees to provide consulting services concerning the evaluation of hydrocarbon acquisitions and drilling opportunities, financing transactions, investor relations and related matters to the Company during the term of this Agreement. The Company will pay to Consultant the annual sum of One Hundred and Fifty Thousand Dollars ($150,000), payable in equal monthly installments, as an initial consulting fee for such services. In addition, promptly after the Closing Date, the Company shall grant to Consultant a nonqualified stock option (the "Option") under the Company's stock option Plan (the "Plan") to purchase Two Hundred and Fifty Thousand (250,000) shares (such number of shares as adjusted from time to time in accordance with the terms of the Plan, the "Option Shares") of common stock, par value $0.20 per share, of the Company at an exercise price equal to the Fair Market Value (as defined in the Plan) per share for the Company's common stock on the date of grant of the Option. The grant date of the Option will be the Closing Date.

3. Consultant shall be directed by the Board of Directors and executive officers of the Company.

4. The Company and Consultant shall agree in advance to a schedule for services to be performed. The Company and Consultant will use their best efforts to adhere to such schedule or in the event of the need to modify such schedule at a later date, Consultant will notify the Company for approval.

5. Consultant shall perform all consulting assignments on a best-efforts basis.

6. Consultant shall be reimbursed by the Company, in accordance with the Company's Travel and Business Expense Policy, for any reasonable expenses incurred by Consultant in the performance of the consulting services contemplated by this Agreement. Such expenses may include, but are not limited to, hotel accommodations, airfare, meals, auto rental, taxis and supplies.





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7.       The Company agrees that Consultant may be supported by the Company through the assistance of various Company employees (e.g., secretarial and spreadsheet capability) in order to perform the consulting services most efficiently.

8. In the performance of this Agreement, Consultant may have access to private and confidential information owned or controlled by the Company. Such private and confidential information includes, but is not limited to, the terms of this Agreement; the terms of any agreement between the Company and any other participant or participants involved in the business of developing, drilling, producing or marketing hydrocarbons, information relating to any drilling or acquisition prospect, and any operating or performance information of the Company (all of the above information is collectively referred to as the "Confidential Information"). Consultant recognizes and agrees that all such Confidential Information is and shall remain the property of the Company. All information or data acquired by Consultant under this Agreement shall be and remain the Company's exclusive property, or the property of other participants or joint venturers of the Company or other third parties, as the case may be. Consultant shall keep any and all Confidential Information confidential, and shall not publish or disclose any Confidential Information or data to others without the Company's prior written approval. Consultant shall not, except for the purposes allowed hereunder and under the terms of the Joint Participation Agreement between the Company and Goodrich Oil Company dated as of the Closing Date (the "Joint Participation Agreement"), use for its benefit or for the benefit of others, any Confidential Information. Upon the expiration or termination of this Agreement, Consultant shall promptly return all Confidential Information and all documents and all other materials embodying or constituting any of the Confidential Information (and all copies thereof) to the Company. All obligations of confidentiality shall survive any expiration or termination of this Agreement unless otherwise agreed by the Company and Consultant. Nothing herein shall limit Consultant's use or dissemination of information or data not actually derived directly or indirectly from the Company or any information or data that was made public by the Company prior to Consultant's use or dissemination thereof.

9. Except as expressly set forth in the Joint Participation Agreement, neither Consultant nor Goodrich Oil Company nor any of their respective affiliates shall have any obligation, or owe any duty, to offer business opportunities developed by such persons (other than on the basis of the Company's Confidential Information) to the Company.

10. Consultant shall perform all consulting services contemplated by this Agreement as an independent contractor.

11. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.





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IN WITNESS WHEREOF, the parties have executed this Agreement on this ______ day of ___________________________, 1995.

Henry Goodrich                         Goodrich Petroleum Corporation
(Consultant)                           (Company)

                                       By:
__________________________________         ___________________________________

                                       Name:
                                             _________________________________

                                       Title:
                                              ________________________________









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